Exhibit 23.2
Consent of Independent Auditors
To The Board of Directors
TeleCommunication Systems (Holdings) Ltd
We consent to the incorporation by reference in the Registration Statement (Form S-3) of TeleCommunication Systems, Inc. for the registration of 1,750,002 shares of Class A Common Stock of our report dated March 3, 2006, with respect to the consolidated financial statements of TeleCommunication Systems (Holdings) Ltd and Subsidiaries included in the Annual Report (Form 10-K) of TeleCommunication Systems, Inc. for the year ended December 31, 2005 with the Securities and Exchange Commission.

/s/ James & Cowper

James & Cowper
Phoenix House
Bartholomew St
Newbury
RG14 5QA
England
March 30, 2006